Exhibit 99.1

PermRock Royalty Trust

News Release

PermRock Royalty Trust

Declares Cash Distribution

FORT WORTH, Texas, May 4, 2018 – PermRock Royalty Trust (NYSE:PRT), today declared a cash distribution to the holders of its Units of beneficial interest of $4,269,035 or $0.350906 per Unit, based principally upon production during the months of January and February, 2018. The distribution is payable May 30, 2018, to Unit Holders of record as of May 15, 2018.

The following table shows underlying oil and gas sales and average prices attributable to the current month distribution.

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
January	61,542	52,374	$61.57	$4.28

February	50,237	55,690	$60.16	$4.04

For more information on PermRock Royalty Trust, please visit our website at www.permrock.com.

Contact:	PermRock Royalty Trust Simmons Bank, Trustee Lee Ann Anderson, Senior Vice President Toll-free: (855) 588-7839 Fax: (817) 298-5579 Website: www.permrock.com e-mail: trustee@permrock.com